Exhibit 99.2

Unaudited Financial and Other Statistical Information for the Three and Six Month

Periods Ended August 31, 2007, and Guidance for Fiscal Year 2008

AZZ incorporated

Consolidated Statements of Income

(unaudited)

	Three Months Ended August 31, 2007	Six Months Ended August 31, 2007
Net Sales	$81,606,288	$156,983,321

Cost of Sales	60,365,388	116,573,750

Selling, General and Administrative	8,363,061	20,367,380
Interest Expense	384,219	919,343
Net (Gain) Loss on Sale of Property, Plant and Equipment	(2,269)	1,094
Other (Income)	(361,598)	(556,371)

	68,748,801	137,305,196

Income Before Income Taxes and Accounting Changes	12,857,487	19,678,125
Income Tax Expense	4,735,653	7,409,836

Income before cumulative effect of changes in accounting principles	$8,121,834	$12,268,289

Cumulative effect of change in accounting principles (net of tax)	—	—

Net Income	$8,121,834	$12,268,289

Income Per Share:
Basic	$.67	$1.03

Diluted	$.66	$1.01

Exhibit 99.2

AZZ incorporated

Consolidated Balance Sheet

(unaudited)

Assets:	Period Ended August 31, 2007
Current assets:
Cash and cash equivalents	$1,864,385
Accounts receivable, net of allowance for doubtful accounts	43,709,002
Inventories	49,308,128
Costs and estimated earnings in excess of billings on uncompleted contracts	12,350,691
Deferred income taxes	3,988,644
Prepaid expenses and other	1,289,765

Total current assets	112,510,615

Net property, plant, and equipment	48,680,801

Goodwill, less accumulated amortization	40,962,104

Other Assets	1,259,072

$203,412,592

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$21,956,953
Accrued liabilities	26,694,116
Long-term debt due within one year	-0-

Total current liabilities	48,651,069

Long-term debt due after one year	20,000,000

Deferred income taxes	4,463,819

Shareholders’ equity	130,297,704

$203,412,592

Exhibit 99.2

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

Period Ended August 31, 2007
Net cash provide by operating activities	$15,084,607

Net cash used in investing activities	(5,960,621)

Net cash provided by (used in) financing activities	(8,962,693)

Net (decrease) increase in cash and cash equivalents	161,293

Cash and cash equivalents at beginning of period	1,703,092

Cash and cash equivalents at end of period	$1,864,385

Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended August 31, 2007	Six Months Ended August 31, 2007
Net sales:
Electrical and Industrial Products	$45,150	$86,023
Galvanizing Services	36,456	70,960

	$81,606	$156,983
Segment operating income (a):
Electrical and Industrial Products	$7,942	$14,286
Galvanizing Services	9,230	17,841

	$17,172	$32,127

General corporate expenses (b)	$3,925	$11,517
Interest expense	384	919
Other (income) expense, net (c)	6	13

	$4,315	$12,449

Income Before Taxes	$12,857	$19,678

Total assets:
Electrical and Industrial Products	$117,574	$117,574
Galvanizing Services	79,035	79,035
Corporate	6,803	6,803

	$203,412	$203,412

(a)	Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b)	General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date August 31, 2007	Projected Year Ended February 29, 2008
Net Sales:
Electrical and Industrial Products	$86,023	$185,000 to $190,000
Galvanizing Services	$70,960	$130,000 to $135,000

Total Sales	$156,983	$315,000 to $325,000

Diluted earnings per share	$1.01	$1.95 to $2.05

Total Company Revenue by Market Segment:
Power Generation		12%
Transmission and Distribution		29%
Industrial		59%

Electrical and Industrial Products Revenues by Industry:
Power Generation		20%
Transmission and Distribution		48%
Industrial		32%

Galvanizing Services Revenues by Industry:
Electrical and Telecommunications		21%
OEM’s		17%
Industrial		19%
Bridge and Highway		9%
Petro Chemical		34%

Operating Margins:
Electrical and Industrial Products	16.6%	16%
Galvanizing Services	25.1%	23%

Cash Provided By Operations	$15,085	$25,000
Capital Expenditures	$6,083	$10,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$4,007	$8,500
Total Bank Debt	$20,000	$12,500

Percent of Business By Segment:
Electrical and Industrial Products	55%	58%
Galvanizing Services	45%	42%

Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended August 31, 2007
Book to Ship Ratio:
5/31/07 Backlog	$144,772
Qtr. Ending 8/31/07 Bookings	86,030
Qtr. Ending 8/31/07 Shipments	81,606
8/31/07 Backlog	149,196
Book to Ship Ratio	1.05

Outstanding Accounts Receivable Days	49